UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

2701 Cambridge Court, Auburn Hills, MI  48326
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
___________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 21, 2009, we entered into an employment agreement with Robert G. Crockett (the “Crockett Agreement”), our CEO. Mr. Crockett has served as our CEO since September 15, 2008. The Crockett Agreement is deemed effective September 21, 2009 (the “Effective Date”) and shall expire on September 21, 2012. Mr. Crockett will receive an annual base salary of $200,000. The Compensation Committee of the Board of Directors may review Mr. Crockett’s salary to determine what, if any, increases shall be made thereto. In addition, the vesting for Mr. Crockett’s previously awarded stock options was adjusted so that 110,000 stock options will vest 12 months, 18 months and 24 months respectively from Mr. Crockett’s initial date of employment (September 15, 2008).  Mr. Crockett was also granted stock options to purchase 670,000 shares of our common stock, one-quarter of which shall vest at 30, 36, 42 and 48 months from Mr. Crockett’s initial date of employment with us (September 15, 2008) with an exercise price of $.51 per share. The Crockett Agreement may be terminated prior to the end of the term by us for cause. If Mr. Crockett’s employment is terminated without cause or for “good reason,” as defined in the Crockett Agreement, he is entitled to 50% of salary that would have been paid over the balance of the term of the Crockett Agreement. Further, a termination within one year after a change in control shall be deemed to be a termination without cause.

On September 21, 2009, we entered into an employment agreement with Daniel V. Iannotti (the “Iannotti Agreement”), our Vice President, General Counsel & Secretary. Mr. Iannotti  has served as our Vice President, General Counsel since August 11, 2008. The Iannotti Agreement is deemed effective September 21, 2009 (the “Effective Date”) and shall expire on September 21, 2012. Effective November 1, 2009, Mr. Iannotti will receive an annual base salary of $150,000. The Compensation Committee of the Board of Directors may review Mr. Iannotti’s salary to determine what, if any, increases shall be made thereto. In addition, the vesting for Mr. Iannotti’s previously awarded stock options was adjusted so that 110,000 stock options will vest 12 months, 18 months and 24 months respectively from Mr. Iannotti’s initial date of employment (August 11, 2008).  Mr. Iannotti was also granted stock options to purchase 70,000 shares of our common stock, one-quarter of which shall vest at 30, 36, 42 and 48 months from Mr. Iannotti’s’s initial date of employment with us (August 11, 2008) with an exercise price of $.51 per share. The Iannotti Agreement may be terminated prior to the end of the term by us for cause. If Mr. Iannotti’s employment is terminated without cause or for “good reason,” as defined in the Iannotti Agreement, he is entitled to 50% of salary that would have been paid over the balance of the term of the Iannotti Agreement. Further, a termination within one year after a change in control shall be deemed to be a termination without cause.

On September 21, 2009, we entered into an employment agreement with F. Thomas Krotine (the “Krotine Agreement”), our COO. The Krotine Agreement is deemed effective September 21, 2009 (the “Effective Date”) and shall expire on September 21, 2010. Effective November 1, 2009, Mr. Krotine will receive an annual base salary of $65,000. The Compensation Committee of the Board of Directors may review Mr. Krotine’s salary to determine what, if any, increases shall be made thereto. Mr. Krotine was also granted stock options to purchase 169,000 shares of our common stock, one-quarter of which shall vest at 6, 12, 18 and 24 months from September 21, 2009 with an exercise price of $.51 per share. The Krotine Agreement may be terminated prior to the end of the term by us for cause. If Mr. Krotine’s employment is terminated without cause or for “good reason,” as defined in the Krotine Agreement, he is entitled to 50% of salary that would have been paid over the balance of the term of the Krotine Agreement. Further, a termination within one year of a change in control shall be deemed to be a termination without cause.

On September 21, 2009, we entered into a Second Amendment To Employment Agreement with Sally J.W. Ramsey which amends Section 4.1 of her Employment Agreement with us dated January 1, 2007 to provide for an annual salary of $75,000 effective November 1, 2009.  From December 15, 2008 until September 21, 2009, Ms. Ramsey's annual salary was $60,000.

The foregoing description of the terms and conditions of these agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the agreements, included in this Form 8-K as Exhibits and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.70	Employment Agreement between Ecology Coatings, Inc. and Robert G. Crockett dated September 21, 2009
10.71	Employment Agreement between Ecology Coatings, Inc. and Daniel V. Iannotti dated September 21, 2009
10.72	Employment Agreement between Ecology Coatings, Inc. and F. Thomas Krotine dated September 21, 2009
10.73	Second Amendment to Employment Agreement between Ecology Coatings. Inc. and Sally J.W. Ramsey dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: September 23, 2009	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel & Secretary